[Logo-S&Co.
SHERB & CO.,LLP]                                                805 Third Avenue
                                                              New York, NY 10022
                                                               Tel: 212-838-8100
                                                               Fax: 561-838-2676
                                                       e-mail: info@sherbcpa.com
                                                 Offices in New York and Florida
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Certified Public Accountants



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

            We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated April 10, 2006 with respect to the consolidated financial statements of Lion-Gri International, Inc. included in its Annul Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                                    /s/ Sherb & Co., LLP
                                                    Certified Public Accountants


Boca Raton, Florida
May 4, 2006